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EXHIBIT 10.1

                     TERMINATION AND TRANSITION AGREEMENT



    This Agreement is entered into as of November 16, 1998 by and among Aastrom Biosciences, Inc., a Michigan corporation ("Aastrom") or ("Supplier"), Cobe BCT, Inc., a Colorado corporation ("Cobe"), and Cobe Laboratories, Inc., a Colorado corporation ("Cobe Laboratories") with respect to the following facts:

     A. Aastrom and Cobe entered into that certain Restated Distribution Agreement, dated as of October 22, 1993 (the "Distribution Agreement"), wherein Aastrom is the "Supplier" and Cobe is the "Distributor."

     B. The principal product which is being developed and manufactured by Aastrom at the current time for Cobe to market and distribute pursuant to the Distribution Agreement is the Aastrom Replicell Cell Production System (the "Product"). The Product is getting ready for European market launch in late 1998 and early 1999.

     C. For a variety of business reasons, Aastrom and Cobe have decided to terminate the Distribution Agreement, effective as of November 16, 1998, with a termination and transition to be accomplished in accordance with the terms of this Agreement.

     D. The parties intend to work together cooperatively for a smooth transition of the distribution responsibilities from Cobe to Aastrom (or Aastrom's designee). The parties have developed a Term Sheet (the "Term Sheet") attached hereto as Exhibit A, which identifies the principle tasks which will need to be performed as part of the transition of distribution responsibilities from Cobe to Aastrom.

     E. The parties recognize that the Term Sheet is not exhaustive and that there will be a need for cooperative efforts between Cobe and Aastrom to work through various implementation details for accomplishing the intended smooth transition.

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     F.  Aastrom and Cobe Laboratories entered into that certain Stock Purchase
Agreement dated as of October 22, 1993, pursuant to which Cobe purchased stock in Aastrom. Cobe has also purchased additional stock in Aastrom beyond the stock specified in the Stock Purchase Agreement. Pursuant to the terms of the Stock Purchase Agreement, Cobe Laboratories has various rights and restrictions with respect to the Aastrom stock held by Cobe Laboratories.

     WHEREFORE, the parties hereto mutually agree as follows.

             1.  Termination of Distribution Agreement. Parties hereby mutually
                 -------------------------------------
agree to a termination of the Distribution Agreement effective as of November 16, 1998.

             2.  Term Sheet. The parties hereby agree to implement and carry out
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a transition of the distribution responsibilities from Cobe to Aastrom for the market launch for the Product in Europe as set forth in the Term Sheet.

             3.  Transition Support. In consideration of the early termination
                 ------------------
of the Distribution Agreement and of Aastrom assuming responsibilities to perform various distribution activities as set forth in the Term Sheet, Cobe and Cobe Laboratories hereby agree that Cobe Laboratories shall assign and transfer to Aastrom 825,000 shares of Aastrom common stock owned by Cobe Laboratories for Aastrom to cancel (the "Transfer Shares").

             4.  Compensation For Cobe Services as Agent. With respect to the
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technical services to be provided after December 31, 1998, by Cobe as an agent of Aastrom as set forth in Section IV J 2 of the Term Sheet, Aastrom will pay Cobe's prevailing service rates for its then existing customers, on a country by country basis.

             5.  Effect of Termination of Distribution Agreement. The effect of
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the termination of the Distribution Agreement shall be that:

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                 (a)  All rights for marketing and distribution of the Product and all other Aastrom products shall revert to Aastrom, with Cobe having no further distribution rights, license rights, or other rights to market or sell Aastrom's products for stem cell therapy applications or for any other applications, and with Cobe having no right to share in any of the proceeds from the sale of any Aastrom product.

                 (b) Aastrom is entitled to arrange for a new distributor to replace Cobe and to enter into whatever distribution agreement, agency agreement, joint venture agreement, or any other relationship which Aastrom may deem appropriate with a new replacement distributor party. In the event that Aastrom is able to locate a replacement distributor on an early expedited basis, so that Cobe does not need to perform all of the post-termination services as specified for Cobe to perform pursuant to the Term Sheet, then Cobe, Aastrom the replacement distributor shall use good faith efforts to cooperate for an earlier termination of appropriate specified services otherwise to be performed by Cobe pursuant to the Term Sheet.

                 (c) By at least December 20, 1998, Cobe shall deliver to Aastrom copies or originals any and all files, work product, studies, plans, marketing materials, customer leads, and other such information, data and papers as Cobe may have developed or acquired with respect to its performance or anticipated performance of Cobe's responsibilities under than the Distribution Agreement, so as to assist Aastrom (or its designee) in continuing to perform the distribution functions which were contemplated to be performed by Cobe pursuant to the Distribution Agreement.

                 (d) With respect to any governmental regulations for the approval of the Product or the marketing of the Product, to the extent that Cobe has obtained such governmental approvals in Cobe's name or has applied for such approvals in Cobe's name, Cobe shall use diligent efforts to accomplish a transfer of the same to Aastrom (or Aastrom's designee).

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                 (e)  All of the rights and obligations of the parties under the
Distribution Agreement shall cease upon the termination of the Distribution Agreement, excepting only that the following terms and provisions shall remain in full force and effect:

                 (S)7.08   Attorneys Fees and Costs

                 (S)8.01   Confidentiality

                 (S)8.02   Survival of Covenants to Keep Secret

                 (S)10.02  Notice

                 (S)10.03  Arbitration

                 (S)10.04  Governing Law

                 (f) Cobe shall have no license or other right to use any of Aastrom's intellectual property, including without limitation, patents, trademarks, trade secrets, confidential information.

                 (g) Aastrom shall no license or other right to use any of Cobe's intellectual property, including without limitation, patents, trademarks, trade secrets and confidential information; provided however, not withstanding the foregoing, Aastrom shall be entitled to use any and all information which Cobe has previously disclosed to Aastrom or which Cobe hereafter discloses to Aastrom which may be helpful for the development, marketing and/or distribution of the Product.

             6.  No Disparaging Comments. The parties have mutually approved a
                 -----------------------
message platform and a press release describing the reasons for this Agreement and the termination of the Distribution Agreement. Each party shall use reasonable and diligent efforts to inform its employees and agents as to said reasons and to restrict its employees and agents from making any statements contrary to the substances expressed in the mutually approved message platform and press release.

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             7.  Stock Purchase Agreement. Pursuant to Section 6.01 of the Stock
                 ------------------------
Purchase Agreement, all of the rights of the parties as set forth in the Stock Purchase Agreement automatically terminate upon the termination of the Distribution Agreement.

             8.  Stock Resale Restrictions. In order to avoid a disruption of
                 -------------------------
the public market for the stock of Aastrom, Cobe Laboratories hereby agrees to not offer for sale on the public market any of the Aastrom stock held by Cobe Laboratories until after January 1, 2001, and thereafter only through coordination with the broker/investment banker who is at that time Aastrom's principal market maker. If the stock market conditions change such that Aastrom determines it would not be a disruption in the market for Cobe Laboratories to offer for sale Aastrom shares on an earlier basis, then Aastrom shall so inform Cobe Laboratories, and if Cobe Laboratories so desires, then Cobe Laboratories may sell on an earlier basis a number of Aastrom shares, as is mutually approved by Aastrom.

             9.  Stock Registration Rights. Not withstanding the automatic
                 -------------------------
termination of the Stock Purchase Agreement and the stock registration rights set forth in Section 5.02 of the Stock Purchase Agreement, Aastrom hereby agrees that Cobe Laboratories shall continue to have the following stock registration rights for the Aastrom common stock held by Cobe Laboratories, in accordance with the terms set forth in Section 5.02 of the Stock Purchase Agreement, as modified as set forth below.

                 (a) From and after January 1, 2001, Cobe Laboratories shall have the "piggy back" registration rights as set forth in Section 5.02 of the Stock Purchase Agreement; and

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                 (b)  From and after six (6) months following the first public stock offering following January 1, 2001, for which "piggy back" registration rights were applicable for Cobe Laboratories, Cobe Laboratories shall have one "demand" registration right as set forth in Section 5.02 of the Stock Purchase Agreement.

             10. Bring Along Rights. With respect to the Aastrom common stock
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which Cobe Laboratories continues to own, if a majority in interest of Aastrom's shareholders (excluding the Aastrom shares owned by Cobe Laboratories or Cobe's Affiliates) approves a particular sale or merger of Aastrom, then Cobe Laboratories hereby agrees to approve and participate in the same sale or merger, on the same basis and economic terms as all other holders of Aastrom's common stock.

             11. General Provisions.
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                 (a)  The parties shall cooperate and use good faith efforts to take such other actions and to execute such other documents as may be necessary or appropriate to carry out the purposes and intentions of this Agreement and the Term Sheet.

                 (b) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which taken together shall constitute one and the same Agreement. The parties may sign and deliver this Agreement via facsimile.

    IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date set forth above.

                                  AASTROM BIOSCIENCES, INC.


                                  By:  /s/ R. DOUGLAS ARMSTRONG
                                       ------------------------
                                       R. Douglas Armstrong, Ph.D.
                                       President and Chief Executive Officer

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                                       Cobe BCT, INC.


                                       By:  /s/ EDWARD WOOD
                                            ---------------
                                            Edward Wood
                                            President


                                       Cobe Laboratories, INC.


                                       By:  /s/ EDWARD WOOD
                                            ---------------

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